                                                                      EXHIBIT 99



                                                                   PRESS RELEASE
                                                                   JULY 19, 1999


                  COMPMANAGEMENT HEALTH SYSTEMS, INC. ANNOUNCES
                COMPLETION OF ACQUISITION OF ANTHEM MANAGED COMP


         Columbus, Ohio. July 19, 1999. CompManagement Health Systems, Inc., a subsidiary of Health Power, Inc. (OTC: HPWR), today announced the completion of its acquisition of the assets of Anthem Managed Comp (AMC), a workers' compensation managed care organization (MCO) division of a wholly owned subsidiary of Anthem, Inc. The MCO assets acquired from the Anthem subsidiary will be operated as a division of CompManagement Health Systems under the name "Integrated Comp." With this acquisition, CompManagement Health Systems expands its operations into Kentucky and Indiana and now owns and operates two state-wide certified MCOs in Ohio. With the combination of these two MCOs, CompManagement Health Systems currently represents approximately 47,000 employers in Ohio, more than any other Ohio MCO.

         Robert J. Bossart, President and Chief Executive Officer of CompManagement Health Systems, said, "This acquisition continues our strategic plan to be the medical management company of choice in Ohio for workers' compensation claims, as well as continues our objectives to better serve the injured worker, the employer, and the Ohio Bureau of Workers' Compensation. In addition, this acquisition also allows us to expand our operations into Kentucky and Indiana, furthering our goal of diversifying our revenue base."

         The Company, through its subsidiaries, CompManagement, Inc., CompManagement Health Systems, Inc., and M&N Risk Management, Inc., is an independent provider of comprehensive cost containment and medical management services designed to minimize the costs of workers' and unemployment compensation benefits for employers. Through CompManagement, Inc. and M&N Risk Management, Inc., the Company serves as a third-party administrator for workers' and unemployment compensation claims and provides claims management, risk management, and medical cost containment services to approximately 19,000 employers located throughout Ohio. Through CompManagement Health Systems, Inc., and with the above acquisition, the Company owns and operates two state-wide certified MCOs and provides medical management services for workers' compensation claims to approximately 47,000 employers located throughout Ohio.

         Some of the information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. These "forward-looking statements" are subject to certain risks, uncertainties, and other factors that could cause the Company's actual results to differ materially from those projected, anticipated, or implied. Such risks, uncertainties, and factors that might cause such a difference include, but are not limited to, potential legal actions related to the Company's HMO and its discontinued operations, the Company's dependence upon its MCO contract and group rating plans for revenues, its dependence upon workers' compensation plans and programs administered by governmental agencies pursuant to state statutes and regulations, in particular Ohio's Health Partnership Program and group rating program, its ability to achieve Year 2000 compliance, risks associated with acquisitions, in particular the Company's ability to locate and acquire other businesses and to integrate these newly acquired operations effectively with its existing businesses, its dependence on certain key personnel, and the Company's ability to effectively compete with larger and more diverse competitors. These and other risks, uncertainties, and factors that could materially affect the financial results of the Company are further discussed in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the Company's fiscal year ended December 31, 1998.

Contact: Robert J. Bossart of CompManagement Health Systems, Inc.,
(614) 760-2400.